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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-1 of:

        Our report dated July 3, 2007 (November 9, 2007, as to Notes 12 and 13, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement) relating to the combined financial statements of the KKR Group as of December 31, 2006, appearing in the Prospectus, which is part of this Registration Statement.

        Our report dated July 3, 2007 relating to the statement of financial condition of KKR & Co. L.P. as of June 29, 2007, appearing in the Prospectus, which is part of this Registration Statement.

        Our report dated July 3, 2007 relating to the statement of financial condition of KKR Management LLC as of June 29, 2007, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/  DELOITTE & TOUCHE LLP

New York, New York
November 9, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM